SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMTRUST FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3106389
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

59 Maiden Lane, 6th Floor, New York New York	10038
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-134960

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 Par Value	The NASDAQ Stock Market LLC. t

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to be Registered.

The securities to be registered hereby are the shares of common stock, par value $0.01 per share (the “Common Stock”), of Amtrust Financial Services, Inc. (the “Company”). The description of the Common Stock contained in the “Description of Our Capital Stock” section of the Company’s Registration Statement on Form S-1 (Registration No. 333-134960), initially filed with the Securities and Exchange Commission on June 12, 2006 and as amended from time to time (the “Registration Statement”), as well as in any form of prospectus that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description of Exhibit

3.1 (1)	Amended and Restated Certificate of Incorporation

3.2 (1)	Amended and Restated By-Laws

4.1 (1)	Form of Specimen Common Stock Certificate

________________
(1)	Incorporated by reference to Exhibits of the same number to the Company’s Registration Statement on Form S-1, File No. 333-134960, including any amendments thereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMTRUST FINANCIAL SERVICES, INC.

Date: November 9, 2006	By:	/s/ Ronald E. Pipoly, Jr.
Name: Ronald E. Pipoly, Jr.
Title: Chief Financial Officer